As filed with the Securities and Exchange Commission on
                           November 8, 1996
                                          Registration No. 33-
                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549
                        ______________________

                               FORM S-8
                        REGISTRATION STATEMENT
                                 UNDER
                      THE SECURITIES ACT OF 1933
                     ----------------------------

                             NEOPATH, INC.
        (Exact name of Registrant as specified in its charter)

            Washington                         91-1436093
 (State or other jurisdiction of    (I.R.S. Employer Identification
  incorporation or organization)                  No.)

                       8271 - 154th Avenue N.E.
                      Redmond, Washington  98052
          (Address of Principal Executive Offices) (Zip Code)

                             NEOPATH, INC.
              STOCK OPTION PLAN FOR NONEMPLOYEE DIRECTORS
                        1989 STOCK OPTION PLAN
                      (Full titles of the plans)
                          DR. ALAN C. NELSON
                             NeoPath, Inc.
                 President and Chief Executive Officer
                       8271 - 154th Avenue N.E.
                      Redmond, Washington  98052
                            (206) 869-7284
       (Name, address and telephone number of agent for service)
                        ______________________
                               Copy to:
                        MICHAEL E. STANSBURY
                             Perkins Coie
                     1201 Third Avenue, 40th Floor
                    Seattle, Washington  98101-3099
                    -------------------------------
                    CALCULATION OF REGISTRATION FEE

                                                            Proposed
                                                            Maximum
                                       Proposed Maximum    Aggregate
  Title of Securities    Amount to Be   Offering Price      Offering        Amount of
   to Be Registered     Registered(1)    Per Share(2)       Price(2)     Registration Fee
----------------------- -------------  ----------------  --------------  ----------------
Common Stock, $.01 par
value per share:                        Not Applicable   Not Applicable   Not Applicable

Stock Option Plan for
Nonemployee Directors        300,000       $16.1875         $16.1875        $    1,472

1989 Stock Option Plan     1,000,000       $16.1875         $16.1875        $    4,905
                        -------------  ---------------   --------------  ----------------

       Total               1,300,000       $16.1875         $16.1875        $    6,377

(1) Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the Stock Option Plan for Nonemployee Directors and the 1989 Stock Option Plan as the result of any future stock split, stock dividend or similar adjustment of the outstanding Common Stock of the Company.

(2) Estimated pursuant to Rule 457(c) solely for the purpose of calculating the amount of the registration fee. The price per share is estimated to be $16.1875 based on the average of the high ($16.75) and low ($15.625) sales prices for the Common Stock in the over-the-counter market on November 4, 1996 as reported by the Nasdaq National Market.
Page -ii-

                                PART II

          INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents are hereby incorporated by reference in this Registration Statement:

          (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1995 filed with the Securities and Exchange Commission (the "Commission"), which contains audited financial statements for the most recent year for which such statements have been filed;

          (b) The Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996 and June 30, 1996;

          (c)   All other reports filed by the Registrant pursuant  to
Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the Annual Report referred to in (a) above; and

          (d) The description of the Registrant's Common Stock contained in the Registration Statement on Form 8-A filed with the Commission on November 30, 1995, under Section 12 of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date hereof and before the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities covered hereby then remaining unsold, shall also be deemed to be incorporated by reference into this Registration Statement and to be a part hereof commencing on the respective dates on which such documents are filed.


Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Sections 23B.08.500 through 23B.08.600 of the Washington Business Corporation Act authorize a court to award, or a corporation's board of directors to grant, indemnification to directors and officers on terms sufficiently broad to permit indemnification under certain circumstances for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"). Section 10 of the Registrant's Bylaws provides for indemnification of the Registrant's directors, officers, employees and agents to the maximum extent permitted by Washington law. Certain of the directors of the
Registrant, who are affiliated with principal shareholders of the Registrant, also may be indemnified by such shareholders against liability they may incur in their capacity as a director of the Registrant, including pursuant to a liability insurance policy for such purpose.

     Section 23B.08.320 of the Washington Business Corporation Act authorizes a corporation to limit a director's liability to the corporation or its shareholders for monetary damages for acts or omissions as a director, except in certain circumstances involving intentional misconduct, knowing violations of law or illegal distributions, or any transaction from which the director personally received a benefit in money, property or services to which the director is not legally entitled. Article 8 of the Registrant's
Articles of Incorporation contains provisions implementing, to the fullest extent permitted by Washington law, such limitations on a director's liability to the Registrant and its shareholders.

     The Registrant has entered into an indemnification agreement with each of its executive officers and directors in which the Registrant agrees to hold harmless and indemnify the officer or director to the fullest extent permitted by Washington law. The Registrant agrees to indemnify the officer or director against any and all losses, claims, damages, liabilities or expenses incurred in connection with any actual, pending or threatened action, suit, claim or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, in which the officer or director is, was or becomes involved by reason of the fact that the officer or director is or was a director, officer, employee, trustee or agent of the registrant or any related registrant, partnership or enterprise, including service with respect to an employee benefit plan, whether the basis of such proceeding is alleged action (or inaction) by the officer or director in an official capacity. No indemnity pursuant to the indemnification agreements shall be provided by the Registrant on account of any suit in which a final, unappealable judgment is rendered against the officer or director for an accounting of profits made from the
Page II-1
purchase or sale by the officer or director of securities of the Registrant in violation of the provisions of
Section 16(b) of the Exchange Act, and amendments thereto, or for damages that have been paid directly to the officer or director by an insurance carrier under a policy of directors' and officers' liability insurance maintained by the Registrant.

     The Registrant also maintains an insurance policy ensuring its directors and executive officers against liability for certain acts and omissions while acting in their official capacities.


Item 8.  EXHIBITS

 Exhibit
 Number                   Description

--------- -------------------------------------------

5.1 Opinion of Perkins Coie regarding legality of the Common Stock being registered

23.1      Consent  of  Ernst & Young LLP,  Independent
          Auditors (see page II-5)

23.2 Consent of Coopers & Lybrand L.L.P. (see page II-6)

23.3      Consent  of  Perkins Coie (included  in  its
          Opinion filed as Exhibit 5.1)

24.1      Power of Attorney (see Signature Page)

99.1      Stock Option Plan for Nonemployee Directors

99.2      1989 Stock Option Plan


Item 9.  UNDERTAKINGS

A.   The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
Page II-2

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefits plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the
Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
Page II-3

                              SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redmond, State of Washington, on the 8 day of November, 1996.

                                   NEOPATH, INC.


                                   By  /S/ Alan C. Nelson
                                     ------------------------
                                        Alan C. Nelson, President and
                                   Chief Executive Officer


                           POWER OF ATTORNEY

     Each person whose signature appears below authorizes and appoints Alan C. Nelson and Robert C. Bateman, or either of them, his attorneys-in-fact, with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on the 8 day of November, 1996 in the capacities indicated.

           Signature                            Title
       /s/Alan C. Nelson
  ---------------------------        President and Chief Executive
        Alan C. Nelson               Officer (Principal Executive
                                     Officer)
     /s/Robert C. Bateman
 ----------------------------        Secretary and Controller
       Robert C. Bateman             (Principal Financial and
                                     Accounting Officer)
       /s/Walter L. Robb
 ----------------------------        Chairman of the Board
        Walter L. Robb

      /s/Alan D. Frazier
     ------------------------        Director
        Alan D. Frazier

     /s/Cristina H. Kepner
   --------------------------        Director
      Cristina H. Kepner

    /s/C. Richard Kramlich
 ----------------------------        Director
      C. Richard Kramlich

     /s/David A. Thompson
  ---------------------------        Director
       David A. Thompson

      /s/Gail R. Wilensky
 -----------------------------       Director
       Gail R. Wilensky

Page II-4

          CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the NeoPath, Inc. Stock Option Plan for Nonemployee Directors and the NeoPath, Inc. 1989 Stock Option Plan of our report dated February 2, 1996, with respect to the financial statements of NeoPath, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.

                                                  ERNST & YOUNG LLP


Seattle, Washington
November 6, 1996

Page II-5

                  CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the Registration Statement of NeoPath, Inc. on Form S-8 of our report dated March 21, 1994 on the statements of operations and cash flows of NeoPath, Inc. (a development stage company) for the year ended December 31, 1993, and the accompanying statements of shareholders' equity (deficit) for each of the periods from January 26, 1989 (date of inception) through December 31, 1993.

COOPERS & LYBRAND L.L.P.


Seattle, Washington
November 6, 1996

Page II-6

                           INDEX TO EXHIBITS

 Exhibit
 Number                   Description

--------- -------------------------------------------

5.1 Opinion of Perkins Coie regarding legality of the Common Stock being registered

23.1      Consent  of  Ernst & Young LLP,  Independent
          Auditors (see Page II-5)

23.2      Consent  of  Coopers & Lybrand  L.L.P.  (see
          Page II-6)

23.3      Consent   of   Perkins  Coie  (included   in
          Exhibit 5.1)

24.1      Power of Attorney (see Signature Page)

99.1      Stock Option Plan for Nonemployee Directors

99.2      1989 Stock Option Plan


Page II-7